SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 26, 2013

Spectral Capital Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-50274	510520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Fifth Avenue, Suite 4200, Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (206)262-7820

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On November 26, 2013, Spectral Capital Corporation, through its subsidiary, Spectral Holdings, Inc. signed a definitive Technology Acquisition Agreement (“Agreement”) to acquire a technology application and service that enhances the way people find, consume, analyze, share and discuss financial news and topics, equities, commodities and currencies on the web from TL Global Inc.  Under the Agreement, Spectral issued TL Global Inc. 5,000,000 common shares of Spectral Capital Corporation, par value $0.0001.  The Agreement calls for the technology to reside within a newly formed entity called Monitr Holdings, Inc., a Delaware corporation, which Spectral will be a 60% owner of and TL Global Inc. will be a 40% owner of. TL Global Inc. was granted a right of first refusal for any subsequent sale of the technology.

Item 3.02	Unregistered Sales of Equity Securities

On November 26, 2013, Spectral Capital Corporation, through its subsidiary, Spectral Holdings, Inc. signed a definitive Technology Acquisition Agreement (“Agreement”) to acquire a technology application and service that enhances the way people find, consume, analyze, share and discuss financial news and topics, equities, commodities and currencies on the web from TL Global Inc.  Under the Agreement, Spectral issued TL Global Inc. 5,000,000 common shares of Spectral Capital Corporation, par value $0.0001.  The Agreement calls for the technology to reside within a newly formed entity called Monitr Holdings, Inc., a Delaware corporation, which Spectral will be a 60% owner of and TL Global Inc. will be a 40% owner of. TL Global Inc. was granted a right of first refusal for any subsequent sale of the technology.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1   Technology Acquisition Agreement dated November 26, 2013 between Spectral Holdings, Inc., a Delaware corporation and subsidiary of the registrant, Monitr Holdings, Inc., a Delaware corporation and subsidiary of the registrant and TL Global Inc., a Marshall Islands corporation.

Exhibit 99.1   Press Release of Spectral Capital Corporation dated December 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectral Capital Corporation

/s/ Jenifer Osterwalder
Jenifer Osterwalder
President, CEO and Director

Date: December 2, 2013